Exhibit 99.1

                               Citizens Utilities
                                3 High Ridge Park
                               Stamford, CT 06905
                                  203.614.5600
                              Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contacts:
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Financial Community:                                          Media:
Alan H. Oshiki, Assistant Vice President             Brigid M. Smith, Assistant Vice President
and Assistant Treasurer                              Corporate Communications
(203) 614-5629                                       (203) 614-5042
aoshiki@czn.com                                      bsmith@czn.com
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                           CITIZENS UTILITIES REPORTS
                                FINANCIAL RESULTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999

                             o Revenue Increased 8%
o Citizens Communications Operating Income Grew 7%; Free Cash Flow Increased 21%


         STAMFORD, Conn., May 12, 1999  -- Citizens Utilities (NYSE: CZN, CZNPr)
         -----------------------------
 today reported financial results for the quarter ended March 31, 1999.

         Consolidated  revenues  were $ 438 million,  8% higher than last year's first quarter. This increase was driven by strong revenue growth in the company's telecommunications businesses. Net income was $55 million, a 104% increase over the $27 million reported for the prior year quarter. First-quarter earnings per share were 21 cents, up 110% from 10 cents for the comparable prior year period.
         Net income and earnings per share included the following special items: a one time after-tax gain of $42.9 million, or 17 cents per share, from the sale of Citizens' interest in Centennial Cellular Corp. (NASDAQ:CYCL) and $4.5 million, or 2 cents loss per share, related to Year 2000 and separation costs.
         Commenting on the first-quarter results, Citizens' Chief Financial Officer Robert J. DeSantis said, "Our consolidated financial results continue to reflect our commitment to grow Electric Lightwave. We were pleased to have been able to more than offset Electric Lightwave's planned losses for the quarter with a substantial gain from the sale of our 16% interest in Centennial Cellular.
         "Citizens Communications revenues grew 11% over the comparable prior year period to $227 million, operating income increased 7% to $41 million, operating cash flow grew 15% to $96 million, and free cash flow increased 21% to $57 million." DeSantis further stated, "These results were driven by increases in all major revenue components and improvements in operating expenses and capital utilization.
         "Citizens Public Services' operating income of $31 million and operating cash flow of $45 million were only slightly below the prior year quarter despite a 4% decline in revenues, to $173 million, due to warmer-than-normal weather. The Public Services sector successfully mitigated this weather related-decline in revenue through improved operating efficiencies," DeSantis said.
         Regarding Electric Lightwave's impact on Citizens' results, DeSantis said, "Electric Lightwave's growth continues to accelerate and Citizens remains steadfast in its support of that growth. Revenues for the first quarter were $38 million, or 96% above the level of the prior year quarter. Electric Lightwave's owned and leased gross property, plant and equipment as of March 31, 1999 totaled $694 million, up 52% from one year ago." Electric Lightwave reported its first-quarter results on May 3.
         Citizens Utilities provides telecommunications services and public services including gas distribution, electric distribution, water distribution and wastewater treatment services to approximately 1.8 million customers in 22 states. Citizens owns 83% of Electric Lightwave, Inc., a leading full-service, facilities-based integrated communications services provider.

         This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, the company's ability to obtain the necessary regulatory and tax approvals and complete the separation process, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, weather conditions, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. Although Citizens continues to pursue its separation plans, the increased opportunities that have recently become available to acquire telecommunications properties which fit within Citizens' acquisition criteria and long-term planning require it to consider the possible advantages of other transactions, besides separation, to enhance security holder value. Therefore, Citizens is continuing to investigate and review opportunities for the acquisition of new telecommunications properties and the sale or other disposition of public services properties. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                                                  ##
(Table Follows)

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                   Citizens Utilities Company and Subsidiaries
                           Consolidated Financial Data
                                   (unaudited)
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                                                                          For the quarter ended
                                                                                March 31,
                                                                      ------------------------------
                                                                                                            %
                                                                             1999            1998         Change
                                                                      ---------------------------------------------
Income Statement Data

Revenues                                                                   $   437,514     $   403,863          8%

Cost of services                                                               107,682         108,032          0%

Depreciation and amortization                                                   75,641          63,597         19%

Other operating expenses                                                       211,449         175,556         20%

Operating income                                                                42,742          56,678        -25%

Special items (1)                                                               (6,419)           (400)

Operating income including special items                                        36,323          56,278        -35%

Investment and other income                                                     11,686          12,722         -8%

Interest expense                                                                29,813          26,806         11%

Special items (2)                                                               69,499          (2,334)

Income taxes                                                                    31,518          11,529        173%

Convertible preferred dividends                                                  1,552           1,552          0%

Net income                                                                      54,625          26,779        104%


Per-Share Data (3)

Basic net income per share of common stock                                 $      0.21     $      0.10        110%

Weighted average shares outstanding                                            259,517         258,890          0%


(1) Special items consist of Y2K and separation costs.
(2) In the first quarter of 1999,  the Company  recorded a pre-tax gain of $69.5 million ($42.9 million, net of tax) on the sale of Centennial Cellular stock. In the first quarter of 1998, Electric Lightwave, Inc. recorded a pre-tax charge to earnings of $2.8 million ($2.3 million net of tax) for the cumulative  effect of a change in accounting principle.
(3) Adjusted for subsequent stock dividends and stock splits.

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